Exhibit 99.1

The Arena Group Announces

Closing of Underwriter’s Option

NEW YORK, March 11, 2022 (GLOBE NEWSWIRE) – The Arena Group Holdings, Inc., formerly known as theMaven, Inc. (NYSE American: AREN) (the “Company”), today announced that it has completed the sale of an additional 545,239 shares of its common stock at $8.25 per share pursuant to the partial exercise of the underwriter’s option to purchase up to an additional 545,454 shares of the Company’s common stock in connection with the Company’s previously closed $30 million public offering. The gross proceeds to the Company from the sale of the additional shares are expected to be approximately $4.5 million, before deducting underwriting discounts and commissions and other estimated offering expenses.

B. Riley Securities, Inc. acted as the sole book-running manager and Lake Street Capital Markets, LLC acted as lead manager and qualified independent underwriter for the offering.

The offering was made by the Company pursuant to a registration statement on Form S-1 (File No. 333-262111), as amended by Pre-Effective Amendments Nos. 1, 2 and 3, previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and subsequently declared effective by the SEC on February 10, 2022, and is available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus relating to the offering were filed with the SEC and may be obtained from B. Riley Securities, Inc., Attention: Prospectus Department, 1300 17th St. North, Suite 1300, Arlington, VA 22209, by telephone at (703) 312-9580 or by email at prospectuses@brileyfin.com. Investors may also obtain these documents at no cost by visiting the SEC’s website at http://www.sec.gov. Before investing in this offering, interested parties should read in their entirety the prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus, which provide more information about the Company and the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About The Arena Group

The Arena Group creates robust digital destinations that delight consumers with powerful journalism and news about the things they love – their favorite sports teams, advice on investing, the inside scoop on personal finance, and the latest on lifestyle essentials. With powerful technology, editorial expertise, data management, and marketing savvy, the transformative company enables brands like Sports Illustrated and TheStreet to deliver highly relevant content and experiences that consumers love. To learn more, visit www.thearenagroup.net.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or future performance and include, without limitation, statements concerning the Company’s business strategy, future revenues, market growth, capital requirements, product introductions, expansion plans and the adequacy of its funding, and the consummation of the planned acquisition of Athlon Holdings, Inc. Other statements contained in this press release that are not historical facts are forward-looking statements. The Company has tried, wherever possible, to identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and other comparable terminology.

The Company cautions you that any forward-looking statements presented in this press release are based on the beliefs of, assumptions made by, and information currently available to us. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties, and factors that are beyond the Company’s control or ability to predict. Although the Company believes that its assumptions are reasonable, it is not guaranteeing of future performance, and some will inevitably prove to be incorrect. As a result, the Company’s actual future results can be expected to differ from its expectations, and those differences may be material. Accordingly, you should use caution in relying on forward-looking statements, which are based only on known results and trends at the time they are made, to anticipate future results or trends. Certain risks are discussed from time to time in the Company’s filings with the SEC, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2020, and any subsequently filed quarterly reports on Form 10-Q.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Arena Group Contact:

Andrew Rhodes

DKC

arena@dkcnews.com

Rachael Fink

Manager, Public Relations, The Arena Group

comms@thearenagroup.net

The Arena Group Investor Contact:

Rob Fink

FNK IR

646-809-4048

aren@ fnkir.com